______________________
                                                       Date

                                EXHIBIT 6.01(C)
                            COMPLIANCE CERTIFICATE


I. Borrower certifies that the credit rating assigned to the Borrower's senior-unsecured, long-term debt by S&P as of the date of this Compliance Certificate, and as of the date of delivery of its Financial Statements is
_____________.

II.          Financial  Covenants


                                                                             In
                                              Limit              Actual  Compliance
                                  -----------------------------  ------  ----------

    Total Debt
    ----------------------------
                                  Not greater

    Section 7.02(a)               than 60%                       ______  __________

    Secured Debt
    ----------------------------
                                  Not greater

    Section 7.02(b)               than 40%                       ______  __________

    Limitation of Unimproved      Real Property
    ----------------------------  -----------------------------
                                  Not greater

    Section 7.03                  than 12.5%                     ______  __________

    Limitation on Sale or Other   Disposition of Real Property
    ----------------------------  -----------------------------


    Section 7.04                  See Schedule A                         __________
                                              (attached hereto)

    Coverage Ratio
    ----------------------------


    Section 7.07                                    2.5 or more  ______  __________

f.  Assets Retained

    Section 7.13                  Not less than 150%             ______  __________

III.          Certification

     The undersigned hereby further certifies and warrants to the Banks that, as of the date set forth above, (i) no default under the Amended and Restated Credit Agreement (the "Credit Agreement") has occurred, and no event has occurred, which, but for the passage of time, would constitute a default (except for any default which may have been expressly waived in writing by the Banks), (ii) each representation and warranty of the Borrower contained in the Credit Agreement is still true and correct on and as of the date set forth above, as though made on and as of such date, and (iii) the undersigned is the duly elected, qualified and acting Chief Financial Officer (or Chief Accounting Officer) of the Borrower, and as such, is authorized to execute this Report on its behalf.

     The undersigned hereby further certifies and warrants to the Banks that, as of the date set forth above, (i) no default under the Credit Agreement has occurred, and no event has occurred, which, but for the passage of time, would constitute a default (except for any default which may have been expressly waived in writing by the Banks) except as noted on the attachment, (ii) each representation and warranty of the Borrower contained in the Credit Agreement is still true and correct on and as of the date set forth above, as though made on and as of such date, except as noted on the attachment, and (iii) the undersigned is the duly elected, qualified and acting Chief Financial Officer or Chief Accounting Officer of the Borrower, and as such, is authorized to execute this Report on its behalf.

IV. .n accordance with Section 6.01(e) of the Credit Agreement, attached hereto is a description of each litigation, legal, administrative, or arbitral proceeding, investigation or other action of any nature not previously reported which involves a claim equal to or exceeding $5,000,000 against the Borrower or any Subsidiary, or which involves the reasonable possibility, if adversely determined, in the judgment of the Borrower, of a judgment in excess of $1,000,000 which has not been stayed (whether by supersedas bond or otherwise), or other liability, in each case, which could have a material adverse effect on the business, operations or financial conditions of the Borrower and its Subsidiaries, taken as a whole or otherwise required to be reported pursuant to said Section 6.01(e).

V. Each Subsidiary newly formed or acquired since the Closing Date (all of the stock of which is owned by the Borrower) has executed and delivered to the Agent a Guaranty Agreement in accordance with Section 6.06 of the Credit Agreement.

     A Guaranty Agreement from the Subsidiary(ies) listed on the attachment is enclosed herewith.

VI. Attached is Schedule A, computations and other information relevant in connection with this Compliance Certificate.



     By:

     Name:

     Title:


                                  Schedule A
                                  ----------

Debt
----
Section  7.02(a)
----------------

Calculation  of "Limitations on Incurrence of Debt" as defined for purposes of
Section  7.02(a).    Calculations  as  of  _________________:

          Components  of  Debt:







               Debt

               Total  Assets

               Debt/Total  Assets  (Line  2  divided  by  Line  3)

     "Debt"  and  "Total  Assets"  are  defined terms in the Credit Agreement.

Secured  Debt
-------------
Section  7.02(b)
----------------

Calculation  of "Limitations on Incurrence of Debt" as defined for purposes of
Section  7.02(b).    Calculation  as  of  _________________:

     1.          Components  of  Secured  Debt:







     2.          Secured  Debt

     3.          Total  Assets

4.          Secured  Debt/Total  Assets  (Line  2  divided  by  Line  3)

"Debt" and "Total Assets" are defined terms in the Credit Agreement. "Secured Debt" means Debt described in Section 7.02(b) and (c) of the Credit Agreement.

Limitation  of  Unimproved  Real  Property
------------------------------------------
Section  7.03
-------------

Calculation  of  "Unimproved Real Property" as defined for purposes of Section
7.03.    Calculation  as  of  ___________________:

     1.          Unimproved  Real  Property

     2.          Undepreciated  Real  Estate  Assets

     3.          Unimproved  Real  Property/
          Undepreciated  Real  Estate  Assets  (Line  1  divided  by  Line  2)

"Unimproved Real Property" and "Undepreciated Real Estate Assets" are defined terms in the Loan Agreement.

Limitation  on  Sale  or  Other  Disposition  of  Real  Property
----------------------------------------------------------------
Section  7.04
-------------

     (i)        Calculation of "Sale or Other Disposition of Real Property" as
defined  for  purposes  of  Section  7.04(i).    Calculation  as  of
___________________:

     1.          Month  1
          Month  2
          Month  3
          Month  4
          Month  5
          Month  6
          Month  7
          Month  8
          Month  9
          Month  10
          Month  11
          Month  12  (month  of  current  disposition)

     2.          Total  Dispositions  for  last  12
          calendar months (or if shorter, for the period from November __, 1996 to such date).

     3.          Total  Dispositions/Undepreciated  Real  Estate  Assets

     4.          Undepreciated  Real  Estate  Assets
          (as  of  last  day  of  preceding  quarter)

     5.          Ten  Percent  (10%)  of  line  (4)

     6.          Excess  of  line  2  over  line  5  -
          Amount  of  Adjusted  Net  Proceeds

"Adjusted  Net  Proceeds"  is  a  defined  term  in  the  Credit  Agreement.

Limitation  on  Sale  or  Other  Disposition  of  Real  Property
----------------------------------------------------------------
Section  7.04
-------------

     (ii)       Calculation of "Sale or Other Disposition of Real Property" as
defined  for  purposes  of  Section  7.04(ii).    Calculation  as  of
____________________:

     1.          Month  1
          Month  2
          Month  3
          Month  4
          Month  5
          Month  6
          Month  7
          Month  8
          Month  9
          Month  10
          Month  11
          Month  12
          Month  13
          Month  14
          Month  15
          Month  16
          Month  17
          Month  18
          Month  19
          Month  20
          Month  21
          Month  22
          Month  23
          Month  24
          Month  25
          Month  26
          Month  27
          Month  28
          Month  29
          Month  30
          Month  31
          Month  32
          Month  33
          Month  34
          Month  35
          Month  36  (month  of  current  disposition)

     2.          Total  Dispositions  for  last  36
          months (or if shorter, for the period from November __, 1996 to such date).

     3.          Total  Dispositions/Undepreciated  Real  Estate  Assets

     4. Undepreciated Real Estate Assets (as of last day of preceding quarter)

     5.          Fifteen  Percent  (15%)  of  line  (4)

     6.          Excess  of  line  2  over  line  5  -
          Amount  of  Adjusted  Net  Proceeds

"Adjusted  Net  Proceeds"  is  a  defined  term  in  the  Credit  Agreement.

Coverage  Ratio
---------------
Section  7.07
-------------

Calculation  of  "Coverage  Ratio"  as  defined  for purposes of Section 7.07.
Calculation  as  of  ____________________:

     1.          Funds  from  Operations

     2.                    Net  Income

     3.                    Plus:
     4.                              Depreciation  and  Amortization
     5.                              Interest/Original  Issue  Discount
     6.                              Extraordinary  Charges
     7.                              Excess  Distributable  Funds

     8.                    Minus:
     9.                              Gains  on  Sale  of  Properties  and
                    investment  securities
     10.                    Excess  Net  Income
     11.          Total  (Sum  of  Lines  2-7  minus  Lines  9  and  10)



     12.          Annual  Service  Charge

     13.                    Interest/Original  Issue  Discount
     14.                    Amount  accrued  in  respect of Disqualified Stock

     15.          Total  (Line  13  plus  Line  14)



     16.          Funds  from  Operations/
          Annual  Service  Charge  (Line  11  divided  by  Line  15)



"Funds from Operations" and "Annual Service Charge" are defined terms in the Credit Agreement.

Assets  Retained
----------------
Section  7.13
-------------

Calculation of Undepreciated Real Estate Assets subject to no lien to Unsecured Debt for purposes of Section 7.13.

1. Undepreciated Real Estate Assets subject to no lien (other than Permitted Liens)

     2.          Principal  outstanding  of  unsecured  debt

     3.          150%  of  line  2

     4.          Excess  of  line  1  over  line  3